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                                                                EXHIBIT 10.33

                        DELPHI INFORMATION SYSTEMS, INC.
                            1999 STOCK PURCHASE PLAN
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                               TABLE OF CONTENTS

       I.  Purpose and Effective Date.......................................................          1

      II.  Definitions......................................................................          1

     III.  Administration...................................................................          3

      IV.  Number of Shares.................................................................          3

       V.  Eligibility Requirements.........................................................          4

      VI.  Enrollment.......................................................................          4

     VII.  Grant of Options on Enrollment...................................................          5

    VIII.  Payroll Deductions...............................................................          5

      IX.  Purchase of Shares...............................................................          6

       X.  Termination of Participation.....................................................          8

      XI.  Designation of Beneficiary.......................................................          8

     XII.  Miscellaneous....................................................................          9

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                        DELPHI INFORMATION SYSTEMS, INC.
                            1999 STOCK PURCHASE PLAN

                         I. PURPOSE AND EFFECTIVE DATE

    1.1 The purpose of the Delphi Information Systems, Inc. 1999 Stock Purchase Plan (the "Plan") is to provide an opportunity for eligible employees to acquire a proprietary interest in the Delphi Information Systems, Inc. (the "Company") through the purchase of shares of common stock of the Company. By providing this opportunity, the Company intends to increase the Company's ability to attract and retain employees who have the ability to enhance the profitability of the Company. It is the intent of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Except for the definition of "Employee", the provisions of the Plan shall be construed to extend and limit participation in a manner consistent with the requirements of Section 423 of the Internal Revenue Code.

    1.2 The Plan shall be effective on the Effective Date stated below, subject to the approval of the Company's stockholders within one year before or one year after the date the Plan is approved by the board of directors of the Company (the "Board"). No option shall be granted under the Plan after the earlier of
(a) the day before the tenth (10th) anniversary of the Effective Date, or
(b) the date on which the Plan is terminated by the Board in accordance with
Section 12.6 of the Plan.

                                II. DEFINITIONS

    The following words and phrases, when used in this Plan, unless their context clearly indicates otherwise, shall have the following respective meanings:

    2.1 "ACCOUNT" means a recordkeeping account maintained for a Participant to which payroll deductions are credited in accordance with Article VIII of the Plan.

    2.2  "ARTICLE"  means an Article of this Plan.

    2.3 "ACCUMULATION PERIOD" means, as to the Company or a Participating Subsidiary, a period of six months commencing with the first regular payroll check issued on or after each successive April 1 and October 1 occurring after the Effective Date; provided, however, that the first Accumulation Period shall be a period of three months commencing with the first regular payroll check issued on or after July 1, 1999. The Committee may modify (including increasing or decreasing the length of time covered) or suspend Accumulation Periods at any time and from time to time.

    2.4 "BASE EARNINGS" means base salary and wages, and includes incentives, annual bonus, and pre-tax contributions to qualified employee benefit plans, dependent care plans, health care plans or other similar plans, which is received by a Participant from the Company or a Participating Subsidiary, but excluding overtime pay and commissions. The Committee may exclude, with respect to all Employees, any other form of compensation from the definition of "Base Earnings," provided such exclusion shall comply with Section 423(b)(5) of the Code.

    2.5  "BOARD"  means the board of directors of the Company.

    2.6  "CODE"  means the Internal Revenue Code of 1986, as amended.

    2.7 "COMMITTEE" means the committee of the Board described in Section 3.1 of the Plan.

    2.8  "COMMON STOCK"  means the Company's common stock, $.10 par value.

    2.9 "COMPANY" means Delphi Information Systems, Inc., a Delaware corporation.

    2.10 "CUT-OFF DATE" means the date established by the Committee from time to time by which enrollment forms must be received prior to an Enrollment Date.

    2.11  "EFFECTIVE DATE"  means July 1, 1999.
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    2.12  "ELIGIBLE EMPLOYEE"  means an Employee eligible to participate in the
Plan in accordance with Article V.

    2.13 "EMPLOYEE" means an individual who performs services for the Company or a Participating Subsidiary pursuant to an employment relationship determined by the Company to be described in Treasury Regulations Section 31.3401(c)-1 or any successor provision.

    2.14  "ENROLLMENT DATE"  means the first trading day of an Accumulation
Period.

    2.15  "EXCHANGE ACT"  means the Securities Exchange Act of 1934.

    2.16  "FAIR MARKET VALUE"  means, as of any applicable date:

        (a) if the security is listed for trading on the New York Stock Exchange, the closing price of the security as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have occurred on such date, on the latest preceding date on which there was such a reported sale, or

        (b) if the security is not so listed, but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market ("NASDAQ/NMS"), the closing price, regular way, of the security on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of the security shall have occurred on such date, on the latest preceding date on which there was such a reported sale, or

        (c) if the security is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no such prices shall have been so reported for such date, on the latest preceding date for which such prices were so reported, or

        (d) if the security is not listed for trading on a national securities exchange or is not authorized for quotation on NASDAQ/NMS or NASDAQ, the fair market value of the security as determined in good faith by the Board.

    2.17 "PARTICIPANT" means an Eligible Employee who has enrolled in the Plan pursuant to Article VI and whose participation has not terminated.

    2.18 "PARTICIPATING SUBSIDIARY" means a Subsidiary which has been designated by the Committee in accordance with Section 3.3 of the Plan as covered by the Plan.

    2.19 "PLAN" means the Delphi Information Systems, Inc. 1999 Stock Purchase Plan as set forth herein and as from time to time amended.

    2.20 "PURCHASE DATE" means the specific trading day with respect to an Accumulation Period on which shares of Common Stock are purchased under the Plan in accordance with Article IX. For each Accumulation Period, the Purchase Date shall be the last day of such Accumulation Period, or, if such day is not a trading date, the next day which is a trading day.

    2.21  "RULE 16b-3"  means Rule 16b-3 under the Exchange Act.

    2.22  "SECTION"  means a section of this Plan, unless indicated otherwise.

    2.23  "SECURITIES ACT"  means the Securities Act of 1933, as amended.

    2.24 "SUBSIDIARY" means any corporation in an unbroken chain of corporations beginning with the Company if, as of the applicable Enrollment Date, each of the corporations other than the last corporation in the chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

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                              III. ADMINISTRATION

    3.1 The Plan shall be administered by the a Committee of not less than three Board members appointed by the Board. Membership on the Committee shall be subject to such limitations as the Board deems appropriate. In the event that the Board does not appoint a Committee, the Board shall be the Committee. The members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3.

    3.2 The Committee may select one of its members as chairman and may appoint a secretary. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable; provided, however, that all determinations of the Committee shall be made by a majority of its members when a quorum, which is constituted by a majority of the Committee, is present. Any acts approved of in writing must be unanimously approved.

    3.3 The Committee shall have the power, subject to and within the limits of the express provisions of the Plan, to construe and interpret the Plan and options granted under it; to establish, amend and revoke rules and regulations for administration of the Plan; to determine all questions of fact and of policy and expediency that may arise in the administration of the Plan; and, generally, to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be Participating Subsidiaries. The Committee's determinations as to the interpretation and operation of this Plan shall be final and conclusive. The Committee may employ agents and delegate ministerial duties to them.

    In exercising the powers described in the foregoing paragraph, the Committee may adopt special or different rules for the operation of the Plan including, but not limited to, rules which allow employees of any foreign Subsidiary to participate in, and enjoy the tax benefits offered by, the Plan; provided that such rules shall not result in any grantees of options having different rights and/or privileges under the Plan nor otherwise cause the Plan to fail to satisfy the requirements of Section 423 of the Internal Revenue Code and the regulations thereunder.

    3.4 This Article III relating to the administration of the Plan may be amended by the Board from time to time as may be desirable to satisfy any requirements of or under the federal securities and/or other applicable laws of the United States, or to obtain any exemption under such laws.

    3.5 No member of the Board or the Committee or any other agent to which either may have delegated authority under the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

                              IV. NUMBER OF SHARES

    4.1 Two million (2,000,000) shares of the Company's Common Stock are reserved for sales and authorized for issuance pursuant to the Plan. Shares sold under the Plan may be newly-issued shares, outstanding shares reacquired in private transactions or open market purchases, or both. If any option granted under the Plan shall for any reason terminate without having been exercised, the shares not purchased under such option shall again become available for the Plan.

    4.2 In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, acquisition of property or shares, separation, asset spin-off, stock rights offering, liquidation or other similar change in the capital structure of the Company, the Committee shall make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan. In the event that, at a time when options are outstanding hereunder, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each option to

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purchase Common Stock of the Company shall terminate, but the Participant holding such option shall have the right to exercise his option prior to such dissolution or liquidation.

                          V. ELIGIBILITY REQUIREMENTS

    5.1 Except as provided in Section 5.2, each individual who is an Employee of the Company or a Participating Subsidiary shall become eligible to participate in the Plan in accordance with Article VI on the first Enrollment Date following the individual's completion of one (1) calendar month of employment by the Company or a Subsidiary, provided that the individual is an Employee on such Enrollment Date. Participation in the Plan is entirely voluntary.

    5.2 The following Employees are not Eligible Employees:

        (a) Employees who, immediately upon enrollment in the Plan or immediately upon an option grant would own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary (and for purposes of this paragraph, the rules of Code Section 424(d) shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee); and

        (b) Employees who are customarily employed by the Company or a Participating Subsidiary for less than 20 hours per week.

    5.3 Notwithstanding anything to the contrary in Section 5.1, Employees who are directors or "officers" of the Company (as defined in Rule 16a-1(f) under the Exchange Act, as such rule may be amended from time to time) may participate in the plan only in accordance with the requirements of Rule 16b-3 under the Exchange Act. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

                                 VI. ENROLLMENT

    6.1 Any Eligible Employee may enroll in the Plan for an Accumulation Period by completing and signing an enrollment form (which authorizes payroll deductions during such Accumulation Period in accordance with Section 8.1) and submitting such enrollment form to the Company on or before the Cut-Off Date immediately preceding the commencement of the Accumulation Period. Such enrollment form (and the authorization therein) shall be effective as of the Enrollment Date occurring within the first Accumulation Period to which the enrollment form relates, and shall continue in effect until the earliest of:

        (a) the end of the last payroll period ending in the last Accumulation Period before the Plan expires, in which case such enrollment and authorization shall automatically be deemed renewed for successive Accumulation Periods, unless the Committee adopts a different rule providing for renewal for a different period (or prohibiting such deemed renewal);

        (b) the date during an Accumulation Period that the Employee elects to change his enrollment in accordance with Section 8.3;

        (c) the date during an Accumulation Period that the Employee ceases to be an Eligible Employee; and

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        (d) the date during an Accumulation Period that the Employee withdraws from the Plan or has a termination of employment in accordance with
    Article X.

                      VII. GRANT OF OPTIONS ON ENROLLMENT

    7.1 Enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant by the Company to such Participant on each Enrollment Date for which the enrollment continues in effect of an option to purchase shares of Common Stock from the Company pursuant to the Plan. Such option shall be evidenced in such form and with such terms (consistent with the Plan) as the Committee shall from time to time approve and shall be subject to Section 12.9.

    7.2 An option granted to a Participant pursuant to this Plan shall expire, if not terminated for any reason first, on the earliest to occur of (a) the end of the Purchase Date with respect to the Accumulation Period in which such option was granted; (b) the completion of the purchase of Common Stock under the option under Article IX; or (c) the date on which participation of such Participant in the Plan terminates for any reason.

    7.3 An option granted to a Participant under the Plan shall give the Participant a right to purchase on a Purchase Date any number of whole shares (if the number of shares computed below includes a fraction, such number shall be rounded down to the next whole number) of Common Stock, and shall specify such number prior to the Enrollment Date, which is not more than whichever of the amounts described in (a) or (b) is applicable:

        (a) an amount equal to the lesser of (i) the percentage designated in the Participant's enrollment form of the Participant's annualized Base Earnings at the rate in effect on the applicable Enrollment Date, divided by 85% of the Fair Market Value of a share of Common Stock as of (A) the Enrollment Date on which the option is granted or (B) as of the Purchase Date for the Accumulation Period, whichever is lower, or (ii) two times the amount equal to the percentage designated in the Participant's enrollment form of the Participant's annualized Base Earnings at the rate in effect on the applicable Enrollment Date, divided by the Fair Market Value of a share of Common Stock as of the Enrollment Date; provided that, if the Committee specifies the purchase price under Section 9.4(b) applies with respect to the Accumulation Period, then such percentage of annualized Base Earnings shall be divided by 85% of the Fair Market Value of a share of Common Stock as of the Purchase Date for the Accumulation Period; or

        (b) a maximum number of shares as set by the Committee for an Enrollment Period subject to Section 4.1.

    Notwithstanding any other provision of this Plan, no Employee may be granted an option which permits his rights to purchase shares of Common Stock under the Plan and any other similar employee stock purchase plan of the Company or any of its subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

                            VIII. PAYROLL DEDUCTIONS

    8.1 An Eligible Employee who files an enrollment form pursuant to
Article VI shall elect and authorize in such form to have deductions made from his pay on each payday during the Accumulation Period(s) to which the enrollment form relates, and he shall designate in such form the percentage (or, if the Committee permits, the total amount) of Base Earnings to be deducted during such Accumulation Period. An Employee may elect and authorize to have deducted up to 10% of his Base Earnings for such Accumulation Period, subject to the maximum set forth in Section 7.3, (subject to such minimum dollar amount as the Committee may designate from time to time). Any designated percentage shall be a whole percentage of Base Earnings up to 10% or such smaller percentage as the

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Committee specifies from time to time. For these purposes, the Base Earnings of an hourly-paid Employee shall be determined by multiplying such Employee's hourly rate of base pay as of the beginning of the Accumulation Period by the number of regularly scheduled hours the Employee is expected to work during the Accumulation Period, excluding overtime hours.

    8.2 Payroll deductions for a Participant shall commence as soon as administratively practical after the Participant's authorization of such payroll deductions in an enrollment form becomes effective in accordance with
Article VI, and shall continue until the date on which such authorization ceases to be effective in accordance with Article VI. The amount of each payroll deduction made for a Participant shall be credited to the Participant's Account as soon as administratively practical after the Participant's pay is withheld. No interest shall be paid on amounts held in Participant's Account. All payroll deductions received or held by the Company or a Participating Subsidiary may be used by the Company or Participating Subsidiary for any corporate purpose, and the Company or Participating Subsidiary shall not be obligated to segregate such payroll deductions.

    8.3 During an Accumulation Period, a Participant may elect to reduce or to cease (but not to increase) payroll deductions made on his behalf for the remainder of such Accumulation Period by delivering the applicable forms to the Company in such manner and at such time as permitted by the Committee. A Participant may elect to reduce payroll deductions or cease payroll deductions at any time. A Participant who has ceased payroll deductions may voluntarily withdraw from the Plan pursuant to Section 10.1.

    8.4 A Participant may not make any separate or additional contributions to his Account under the Plan, except when on leave of absence and then only as provided in Section 10.3. Neither the Company nor any Participating Subsidiary shall make separate or additional contributions to any Participant's Account under the Plan.

                             IX. PURCHASE OF SHARES

    9.1 Subject to Section 9.2, any option held by the Participant which was granted under this Plan and which remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the purchase of the number of whole shares (fractional shares shall be rounded down to the nearest whole number) of Common Stock which the funds accumulated in the Participant's Account as of the Purchase Date will purchase at the applicable purchase price (but not in excess of the number of shares for which options have been granted to the Participant pursuant to Section 7.3).

    9.2 A Participant who holds an outstanding option as of a Purchase Date shall not be deemed to have exercised such option if, no later than the time prior to such Purchase Date required by the Committee, the Participant elected not to exercise the option by withdrawing from the Plan in accordance with
Section 10.1. If the Participant withdraws as described in the preceding sentence, then all funds accumulated in his Account as of the Purchase Date on which his option would otherwise be exercisable shall be distributed to him as soon as administratively feasible after such Purchase Date.

    9.3 If, after a Participant's exercise of an option under Section 9.1, an amount remains credited to the Participant's Account as of a Purchase Date, then the remaining amount shall be refunded to the Participant in cash as soon as administratively practical after such Purchase Date. No interest shall accrue on such amounts held by the Company.

    9.4 (a) The purchase price for each share of Common Stock purchased under an option granted on the Enrollment Date for such Accumulation Period shall be 85% of the lower of

           (i) the Fair Market Value of a share of Common Stock on the Enrollment Date on which such option is granted; or

           (ii) the Fair Market Value of a share of Common Stock on the Purchase Date.

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        (b) Notwithstanding Section 9.4(a), if the Committee so specifies prior to the commencement of an Accumulation Period, the purchase price for each share of Common Stock purchased under any option shall be 85% of the Fair Market Value of a share of Common Stock on the Purchase Date.

    9.5 If shares of Common Stock are purchased by a Participant pursuant to
Section 9.1, then such shares shall be held in non-certificated form at a bank or other appropriate institution selected by the Company until the earlier of
(i) such annual or other periodic date determined by the Committee, at which time the Committee shall deliver certificates representing such shares to a Participant or (ii) the time a Participant requests delivery of certificates representing such shares as may be required by the laws of the jurisdiction in which a Participant sells or otherwise disposes of the Participant's shares acquired under the Plan or for another reason approved by the Committee. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction shall require that the Company or the Participant take any action in connection with the shares being purchased under the option, delivery of the certificate or certificates for such shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay.

    Any certificates delivered pursuant to this Section 9.5 shall be registered in the name of the Participant or, if the Participant so elects, in the names of the Participant and one or more such other persons as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by law.

    9.6 In the case of Participants employed by a Participating Subsidiary, the Committee may provide for Common Stock to be sold through the Subsidiary to such Participants, to the extent consistent with Section 423 of the Code.

    9.7 If the total number of shares of Common Stock for which an option is exercised on any Purchase Date in accordance with this Article IX, when aggregated with all shares of Common Stock previously granted under this Plan, exceeds the maximum number of shares reserved in Section 4.1, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Account of each Participant under the Plan shall be returned to him as promptly as practical.

    9.8 If a Participant or former Participant sells, transfers, or otherwise makes a disposition of Common Stock purchased pursuant to an option granted under the Plan within two years after the date such option is granted or within one year after the Purchase Date to which such option relates, and if such Participant or former Participant is subject to U.S. federal income tax, then such Participant or former Participant shall notify the Company or Participating Subsidiary in writing of such sale, transfer or other disposition within 10 days of the consummation of such sale, transfer or other disposition, and shall remit to the Company or Participating Subsidiary or authorize the Company or Participating Subsidiary to withhold from other sources such amount as the Company may determine to be necessary to satisfy any federal, state or local tax withholding obligations of the Company or Participating Subsidiary.

    The Committee may from time to time establish rules and procedures (including but not limited to postponing delivery of shares until the earlier of the expiration of the two-year or one-year period or the disposition of such shares by the Participant) to cause the withholding requirements to be satisfied.

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                        X. TERMINATION OF PARTICIPATION

    10.1 WITHDRAWAL FROM THE PLAN. A Participant may withdraw from the Plan in full (but not in part) during any Accumulation Period by delivering a notice of withdrawal to the Company (in a manner prescribed by the Committee) at any time up to but not including the number of days prior to the Purchase Date occurring in such Accumulation Period as the Committee shall require. If notice of withdrawal is timely received, the funds then accumulated in the Participant's Account shall not be used to purchase Common Stock, but shall instead be distributed to the Participant as soon as administratively feasible after the end of the Accumulation Period. An Employee who has withdrawn during an Accumulation Period may not return funds to the Company or a Participating Subsidiary during the same Accumulation Period and require the Company or Participating Subsidiary to apply those funds to the purchase of Common Stock. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date following such withdrawal in accordance with the provisions of Article VI.

    10.2 TERMINATION OF EMPLOYMENT. Participation in the Plan terminates immediately when a Participant ceases to be employed by the Company or a Participating Subsidiary for any reason other than death or otherwise ceases to be an Eligible Employee, and such terminated Participant's outstanding options shall thereupon terminate. As soon as administratively practical after termination of participation, the Company or Participating Subsidiary shall pay to the Participant all amounts accumulated in the Participant's Account at the time of termination of participation. No interest shall accrue on such amount.

    10.3 LEAVE OF ABSENCE. If a Participant takes a leave of absence without terminating employment, such Participant may, at the commencement of the leave of absence and in accordance with procedures prescribed by the Committee, to elect: (a) to withdraw from the Plan in accordance with Section 10.1; (b) to discontinue contributions to the Plan but remain a Participant in the Plan through the balance of the Accumulation Period in which his leave of absence begins; or (c) to remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company or a Participating Subsidiary to the Participant during such leave of absence and undertaking to make contributions to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such Participant are insufficient to meet such Participant's authorized Plan deductions.

                         XI. DESIGNATION OF BENEFICIARY

    11.1 Each Participant may designate in writing one or more beneficiaries to receive the amount in his Account in the event of death and may, in his sole discretion, change such designation in writing at any time. Any such designation shall be effective upon receipt by the Company and shall control over any disposition by will or otherwise.

    11.2 As soon as administratively practical after the death of a Participant, amounts accumulated in his Account shall be paid in cash to the designated beneficiaries or, in the absence of a valid designation, to the executor, administrator or other legal representative of the Participant's estate. Such payment shall relieve the Company of further liability with respect to the Plan on Account of the deceased Participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the Account unless the Participant has given express contrary instructions. No interest shall be paid on such amounts.

    11.3 No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the amounts credited to the Participant's Account under the Plan.

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                               XII. MISCELLANEOUS

    12.1 RESTRICTIONS ON TRANSFER. The rights of a Participant under the Plan shall not be assignable or transferrable by such Participant, and an option granted under the Plan may not be exercised during a Participant's lifetime other than by the Participant.

    12.2 ADMINISTRATIVE ASSISTANCE. If the Committee in its discretion so elects, it may retain a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the account in the Participant's name, or if the Participant so indicates in the enrollment form, in the Participant's name together with the name of one or more other persons, in joint tenancy with right of survivorship or spousal community property, or in certain forms of trusts approved by the Committee.

    12.3 COSTS AND EXPENSES. All costs and expenses incurred in administering the Plan shall be paid by the Company, including any stamp duties, transfer taxes and any brokerage fees applicable to a Participant's acquisition of Stock under the Plan, unless otherwise determined by the Committee and announced in advance to Participants.

    12.4 EQUAL RIGHTS AND PRIVILEGES. All Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan which is inconsistent with
Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Code Section 423. This Section shall take precedence over all other provisions in the Plan.

    12.5 APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Illinois.

    12.6 AMENDMENT AND TERMINATION. The Board may amend, alter or terminate the Plan at any time; provided, however, that no amendment which would amend or modify the Plan in a manner requiring stockholder approval under Code
Section 423, the requirements of any securities exchange on which the Common Stock is traded, or any rule or regulation promulgated by the Securities Exchange Commission shall be effective unless, within one year after it is adopted by the Board, it is approved by the holders of a majority of the voting power of the Company's outstanding shares. In addition, the Committee may amend the Plan as provided in Section 3.3, subject to the conditions set forth therein and in this Section.

    If the Plan is terminated, the Board may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants' Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively practical, without interest.

    12.7 RIGHTS AS A STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to any Common Stock covered by his option until the Purchase Date. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of such exercise, except as provided in Section 4.2 of the Plan.

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
    12.8 NO RIGHT OF EMPLOYMENT. Neither the grant nor the exercise of any rights to purchase shares under this Plan nor anything in this Plan shall impose upon the Company any obligation to employ or continue to employ any employee. The right of the Company or any Subsidiary to terminate any employee shall not be diminished or affected because any rights to purchase shares have been granted to such employee.

    12.9 REQUIREMENTS OF LAW. The Company shall not be required to sell, issue, or deliver any shares of Common Stock under this Plan if such sale, issuance, or delivery might constitute a violation by the Company or the Participant of any provision of law. Unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock proposed to be delivered under the Plan, the Company shall not be required to issue such shares if, in the opinion of the Company or its counsel, such issuance would violate the Securities Act. Regardless of whether such shares of Common Stock have been registered under the Securities Act or registered or qualified under the securities laws of any state, the Company may impose restrictions upon the hypothecation or further sale or transfer of such shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company or its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law or are otherwise in the best interests of the Company. Any determination by the Company or its counsel in connection with any of the foregoing shall be final and binding on all parties.

    If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing shares of Common Stock issued under the Plan is no longer required in order to comply with applicable securities or other laws, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing a like number of shares lacking such legend.

    The Company may, but shall not be obligated to, register or qualify any securities covered by the Plan. The Company shall not be obligated to take any other affirmative action in order to cause the grant or exercise of any right or the issuance, sale, or deliver of shares pursuant to the exercise of any right to comply with any law.

    12.10 GENDER. When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.

    Executed this             day of             , 1999.

                                DELPHI INFORMATION SYSTEMS, INC.

                                By:
                                      ----------------------------------------

                                Title:
                                      ----------------------------------------

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